                         NOTICE OF GUARANTEED DELIVERY
                                      FOR
                             6 7/8% NOTES DUE 2002
                                       OF
                         TYCO INTERNATIONAL GROUP S.A.

    As set forth in the prospectus dated June   , 2000 (the "Prospectus") of
Tyco International Group S.A. (the "Company") and Tyco International Ltd. ("Tyco") and in the Letter of Transmittal (the "Letter of Transmittal"), this form or a form substantially equivalent to this form must be used to accept the Exchange Offer (as defined below) if the certificates for the outstanding 6 7/8% Notes due 2002 (the "Restricted Notes") of the Company and all other documents required by the Letter of Transmittal cannot be delivered to the Exchange Agent by the Expiration Date of the Exchange Offer or compliance with book-entry transfer procedures cannot be effected on a timely basis. Such form may be delivered by hand or transmitted by facsimile transmission, telex or mail to the Exchange Agent no later than the Expiration Date, and must include a signature guarantee by an Eligible Institution as set forth below. Capitalized terms used herein but not defined herein have the meanings ascribed thereto in the Prospectus.

                 The Exchange Agent for the Exchange Offer is:
                              The Bank Of New York

BY REGISTERED OR CERTIFIED MAIL     FACSIMILE TRANSMISSIONS:     BY HAND OR OVERNIGHT DELIVERY
      The Bank of New York        (Eligible Institutions Only)        The Bank of New York
     101 Barclay Street, 7E              (212) 815-4699                101 Barclay Street
    New York, New York 10286         CONFIRM BY TELEPHONE:       CorporateTrustServices Window
     Attn: Denise Robinson               (212) 815-2791                   Ground Level
                                     FOR INFORMATION CALL:          New York, New York 10286
                                         (212) 815-2791              Attn: Denise Robinson

    DELIVERY OF THIS INSTRUMENT TO AN ADDRESS OR TRANSMISSION TO A FACSIMILE NUMBER OTHER THAN AS SET FORTH ABOVE DOES NOT CONSTITUTE A VALID DELIVERY. THE METHOD OF DELIVERY OF ALL DOCUMENTS, INCLUDING CERTIFICATES, IS AT THE RISK OF THE HOLDER. IF DELIVERY IS BY MAIL, REGISTERED MAIL WITH RETURN RECEIPT REQUESTED, PROPERLY INSURED, IS RECOMMENDED. YOU SHOULD READ THE INSTRUCTIONS ACCOMPANYING THE LETTER OF TRANSMITTAL CAREFULLY BEFORE YOU COMPLETE THIS NOTICE OF GUARANTEED DELIVERY.

    This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an Eligible Institution under the instructions thereto, such signatures must appear in the applicable space provided on the Letter of Transmittal for Guarantee of Signature(s).

THE EXCHANGE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M.
NEW YORK CITY TIME ON JULY   , 2000 UNLESS THE EXCHANGE OFFER IS EXTENDED.

Ladies and Gentlemen:

    The undersigned acknowledges receipt of the Prospectus and the related Letter of Transmittal which describes the Company's offer (the "Exchange Offer") to exchange $1,000 in principal amount of its 6 7/8% Notes due 2002 (the "Exchange Notes") for each $1,000 in principal amount of its 6 7/8% Notes due 2002 (the "Restricted Notes"). The undersigned hereby tenders to the Company the aggregate principal amount of Restricted Notes set forth below on the terms and conditions set forth in the Prospectus and the related Letter of Transmittal pursuant to the guaranteed delivery procedure set forth in the "Exchange Offer--Guaranteed Delivery Procedures" section in the Prospectus and the accompanying Letter of Transmittal.

    The undersigned understands that no withdrawal of a tender of Restricted Notes may be made on or after the Expiration Date. The undersigned understands that for a withdrawal of a tender of Restricted Notes to be effective, a written notice of withdrawal that complies with the requirements of the Exchange Offer must be timely received by the Exchange Agent at one of its addresses or by facsimile specified on the cover of this Notice of Guaranteed Delivery prior to the Expiration Date.

    The undersigned understands that the exchange of Restricted Notes for Exchange Notes pursuant to the Exchange Offer will be made only after timely receipt by the Exchange Agent of (1) such Restricted Notes (or Book-Entry Confirmation of the transfer of such Restricted Notes into the Exchange Agent's account at The Depository Trust Company ("DTC")) and (2) if Restricted Notes are to be physically delivered, a Letter of Transmittal (or facsimile thereof) with respect to such Restricted Notes, properly completed and duly executed, with any required signature guarantees, this Notice of Guaranteed Delivery and any other documents required by the Letter of Transmittal or, in the case of book-entry transfer, a properly transmitted Agent's Message. The term "Agent's Message" means a message transmitted by DTC to, and received by, the Exchange Agent and forming part of the confirmation of a book-entry transfer, which states that DTC has received an express acknowledgment from a participant in DTC tendering the Restricted Notes and that such participant has received the Letter of Transmittal and agrees to be bound by the terms of the Letter of Transmittal and the Company may enforce such agreement against such participant.

    All authority conferred or agreed to be conferred by this Notice of Guaranteed Delivery shall not be affected by, and shall survive, the death or incapacity of the undersigned, and every obligation of the undersigned under this Notice of Guaranteed Delivery shall be binding on the heirs, executors, administrators, trustees in bankruptcy, personal and legal representatives, successors and assigns of the undersigned.

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